SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 15, 2008

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

In a Current Report on Form 8-K filed by Harbin Electric, Inc. (the “Company”) on July 11, 2008, the Company announced the execution by its wholly-owned subsidiary, Harbin Tech Full Electric Co. Ltd., a PRC company (“Harbin Tech Full”), of an Equity and Assets Transfer Agreement (the “Agreement”) with Wendeng Second Electric Motor Factory, a PRC corporation, the Committee of Labor Union of Wendeng Second Electric Motor Factory and the People’s Government of Zhangjiachan Town and Wendeng County with respect to the acquisition by Harbin Tech Full of Weihai Hengda Electric Motor (Group) Co. Ltd., a PRC corporation (“Hengda”). On July 15, 2008, the Company issued a Press Release announcing the completion of the acquisition of Hengda. As of the closing, Harbin Tech Full has completed the required PRC legal procedures regarding the share and assets transfer and business registration of Hengda with respect to the acquisition, as contemplated by the Agreement signed on July 10, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

A description of the acquisition and the Agreement is set forth under Item 1.01 of the Current Report on the Form 8-K filed on July 11, 2008 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

99.1 Press release dated July 15, 2008, announcing the completion of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: July 16, 2008